Exhibit 10.1

INTEROFFICE MEMORANDUM

TO:	Patrick E. McCready	CC:	D. Brenner, BOD
	6540 Flamenco Street		G. Marge, BOD
	Carlsbad, CA 92009		D. Iannini, BOD
G. Bejar, HR

DATE:	August 31, 2006

FROM:	Bill Channell, Jr. – President and CEO

SUBJECT:	New Employment – CFO Position

The following outline describes our offer for you to join Channell as its Chief Financial Officer.  If you accept this offer your start date will be in September, 2006.

•	Title:	Corporate CFO

•	Report:	Directly to President/CEO

•	Job Description:

Responsible for all financial consolidation and SEC reporting, corporate financial planning and analysis as well as the lead on all bank financing, acquisition and SEC quarterly and annual street reporting.

•	Compensation:	$200,000.00 annual salary, paid bi-weeklly

•	Other Compensation:	Annual 25%(*) bonus potential based on objectives
• 50% EPS
• 40% Expense and cash flow management
• 10% goals and objectives
(Bonus will be apply to 2007 Plan)

•	Stock Options:	25,000(*) shares subject to Board approval. Strike price based on next Board meeting approval date.

•	401K Savings Plan:	Qualified after 90-days of employment (See Employee Handbook)

•	Automobile:	$700.00 monthly car allowance. Automobile must be in good condition and within 3 model years.

•	Credit Cards:	You will be supplied an American Express card, phone card and auto rental card for your use.

•	Cash Advance:	$1,000 advance will be provided to assist you with your expenses for reimbursement. This money will be returned upon your departure from the Company/

•	Healthcare:	You will be enrolled under the U.S. healthcare benefits program for 2006 (see attached documents).

•	Life & Disability
	Insurance:	See enclosed Employee Handbook.

•	Air Travel Benefits:

Over six hours of in-flight air travel, business class seating is approved unless corporate financial cut-backs are in effect. 50% of all annual (direct of indirect) frequent flyer air miles are the property of Channell.

•	Employee Prerequisites:	Mandatory drug test and DMV license check, Confidentiality Agreement

(*) Review and adjustments to these items will be made on an annual basis by the Compensation Committee.

Hopefully this offer is acceptable to you and you will commence your employment at Channell in September, 2006.  Please sign and return this document plus the confidentiality agreement to Jeanne Bond by fax 951.719.2791 no later than September 7, 2006 accepting this position.

Signed:	/s/ Patrick M. McCready

Dated:	September 5, 2006